Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 7, 2024, with respect to the financial statements and supplemental information included in the Annual Report of Masco Corporation 401(k) Plan on Form 11-K for the year ended December 31, 2023. We consent to the incorporation by reference of said report in the Registration Statement of Masco Corporation on Form S-8 (File No’s. 333-74815, 333-168827 and 333-236370).

/s/ Grant Thornton LLP

Southfield, Michigan
June 7, 2024